UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2022

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After ongoing consultation with the Board of Directors (the “Board”) of Computer Programs and Systems, Inc. (the “Company”), on April 27, 2022, J. Boyd Douglas, Jr. notified the Company that he intends to retire as President and Chief Executive Officer (“CEO”) of the Company, effective as of June 30, 2022. On May 2, 2022, the Company announced Mr. Douglas’s retirement and the appointment of Christopher L. Fowler, currently the Chief Operating Officer (“COO”) of the Company and President of the Company’s subsidiary, TruBridge, LLC (“TruBridge”), as President and CEO of the Company, effective as of July 1, 2022 (the “Transition Date”). As of the Transition Date, Mr. Douglas intends to step down as a member of the Board. The Board has voted to appoint Mr. Fowler to fill the to-be-vacated seat on the Board. Mr. Fowler will not serve on any committees of the Board.

Mr. Fowler, who is 46, joined the Company in 2000, working in various roles until 2008 when he assumed leadership of the business services division. He was named President of TruBridge in 2013 and was named COO of the Company in 2015. There is no arrangement or understanding between Mr. Fowler and any other person pursuant to which he has been appointed CEO and director.

To support this leadership transition, Mr. Douglas, who is 55, will remain as an employee of the Company in the role of senior advisor through December 31, 2022. In connection with Mr. Douglas’s retirement, the Company and Mr. Douglas entered into a Transition Agreement on May 2, 2022 (the “Transition Agreement”), setting forth the terms on which he will provide transition support following his retirement as CEO, among other matters. The Transition Agreement provides that Mr. Douglas will continue to serve as CEO through June 30, 2022, and then serve as a senior advisor through December 31, 2022 (collectively, the “Term”). During the Term, Mr. Douglas will continue to receive his annual base salary currently in effect and he will be entitled to earn his cash bonus for 2022 pursuant to the terms of the applicable award agreement. Subject to Mr. Douglas’s execution of a release of claims and compliance with restrictive covenants in favor of the Company through June 30, 2024 (the “Restricted Period”), Mr. Douglas will generally be entitled to earn his outstanding performance share awards and his outstanding unvested shares of restricted stock will continue to vest during the Restricted Period, in each case subject to the terms of the Transition Agreement. He will also be reimbursed for a portion of the COBRA premiums he pays for medical and dental coverage during the Restricted Period.

The foregoing description of the terms and conditions of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 2, 2022, the Company issued a press release announcing Mr. Douglas’s retirement as CEO and Mr. Fowler’s appointment as CEO of the Company. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Transition Agreement, dated May 2, 2022, by and between Computer Programs and Systems, Inc. and J. Boyd Douglas, Jr.

99.1	Press Release dated May 2, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: May 2, 2022	By:	/s/ J. Boyd Douglas, Jr.
J. Boyd Douglas, Jr.
President and Chief Executive Officer

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